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                                                                   Exhibit 10.15

                          ALPHA NATURAL RESOURCES, INC.

                                 PROMISSORY NOTE

                                                               February __, 2005

       FOR VALUE RECEIVED, ALPHA NATURAL RESOURCES, INC., a Delaware corporation (the "COMPANY"), hereby promises to pay to the order of [_____________], or its successors and registered assignee (the "HOLDER"), in lawful money of the United States of America, the principal sum of $[______________] (the "ORIGINAL PRINCIPAL AMOUNT"), as adjusted pursuant to Section 1(b) of this Note, or such lesser amount as shall equal the unpaid principal amount of this Note (the "PRINCIPAL AMOUNT"), together with interest, on the date and in the manner set forth below.

       This Note is subject to the following terms and conditions:

       1.   INTERNAL RESTRUCTURING; ADJUSTMENT TO PRINCIPAL AMOUNT.

            (a) INTERNAL RESTRUCTURING. This Note is one of a series of Promissory Notes of the Company (the "INTERNAL RESTRUCTURING NOTES") issued pursuant to that certain Internal Restructuring Agreement dated as of February __, 2005 among the Company, Alpha NR Ventures, Inc., ANR Holdings, LLC, the "FRC Parties" (as defined therein), the "AMCI Parties" (as defined therein), Madison Capital Funding LLC, Alpha Coal Management, LLC, and the "Management Members" (as defined therein) (the "INTERNAL RESTRUCTURING AGREEMENT"). To the extent any provision of this Note conflicts with the express provisions of the Internal Restructuring Agreement, the provisions of the Internal Restructuring Agreement shall govern and be controlling.

            (b) ADJUSTMENT TO PRINCIPAL AMOUNT. The Principal Amount of this Note will be automatically increased by (A) the amount, if any, by which the "Actual Net Proceeds" (as defined below) exceeds the "Estimated Net Proceeds" (as defined below), multiplied by (B) a fraction, the numerator of which is the Original Principal Amount and the denominator of which is the Estimated Net Proceeds. The Principal Amount of this Note will be automatically decreased by
(Y) the amount, if any, by which the Estimated Net Proceeds exceeds the Actual Net Proceeds, multiplied by (Z) a fraction, the numerator of which is the Original Principal Amount and the denominator of which is the Estimated Net Proceeds. Any adjustment to the Principal Amount pursuant to this Section 1(b) will be effective as of the original issue date of this Note for all purposes hereunder, including calculation of interest due under Section 3 of this Note.

            (c) DEFINITIONS. The term "ESTIMATED NET PROCEEDS" means $[_____]. The term "ACTUAL NET PROCEEDS" means (A) the proceeds received by the Company, net of underwriting discounts and offering expenses, in the initial public offering (the "IPO") of the Company's
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common stock registered on the Company's registration statement on Form S-1
(File No. 333-121002) originally filed with the Securities and Exchange Commission on December 6, 2004, as amended from time to time, minus (B) the amount of all accrued interest on this Note paid or payable by the Company to the Holder pursuant to this Note.

       2. PAYMENT OF PRINCIPAL AMOUNT; MATURITY DATE. The Principal Amount of this Note shall mature and be payable on the earliest to occur (the "MATURITY DATE") of (i) three (3) business days after written demand therefore is made by the Holder to the Company, and (ii) the first date that the Company receives proceeds from the IPO. The Company may prepay this Note, in whole or in part, at any time or from time to time prior to the Maturity Date without penalty or premium.

       3. COMPUTATION AND PAYMENT OF INTEREST. Interest on the Principal Amount from time to time remaining unpaid on this Note shall accrue from the original issue date of this Note at the rate of [___] percent ([__]%) per annum (calculated on the basis of a 365 day year) (the "BASE RATE")1 and shall be payable on the Maturity Date or earlier repayment of this Note. Past-due Principal Amount (and, to the extent permitted by applicable law, past-due interest) shall bear interest at a rate equal to the Base Rate plus two percent (2%) per annum.

       4. PLACE, MANNER AND APPLICATION OF PAYMENTS. All amounts payable under this Note shall be payable to the Holder at the address for notice set forth in the Internal Restructuring Agreement, or such other address as the Holder may specify to the Company in writing, in immediately available United States funds. All payments on this Note shall be applied first to accrued interest and thereafter to the outstanding Principal Amount balance hereof.

      5. INTEREST SAVINGS CLAUSE. Notwithstanding any provision to the contrary contained in this Note, neither the Company shall be required to pay, nor the Holder shall be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by law ("EXCESS INTEREST"). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Note, then in such event: (a) the provisions of this Section 5 shall govern and control; (b) the Company shall not be obligated to pay any Excess Interest; (c) any Excess Interest that the Holder may have received under this Note shall be, at the Holder's option and to the extent permitted by applicable law, (i) deemed a prepayment of the outstanding Principal Amount of this Note, (ii) promptly refunded to the Company, or (iii) any combination of the foregoing, as necessary to avoid violation of any applicable usury statute; (d) the interest rate provided for in this Note shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the "MAXIMUM RATE"), and this Note shall be deemed to have been and shall be, reformed and modified to reflect such reduction; and (e) the Company shall not have any action against the Holder for any damages arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on the outstanding indebtedness under this Note is calculated at the Maximum Rate rather than the applicable rate under this

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1     Drafting Note: the Base Rate will be equal to the short term applicable federal rate for federal income tax purposes on the original issue date of the Note.
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Note, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on the indebtedness under this Note shall remain at the Maximum Rate until the Holder shall have received the amount of interest which such Holder would have received during such period on such indebtedness had the rate of interest not been limited to the Maximum Rate during such period.

       6.    MISCELLANEOUS.

            (a) GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

            (b) NOTICES. Any notice, demand or delivery to be made pursuant to the provisions of this Note shall be in writing and may be given by personal delivery or by facsimile transmission or mail. The person sending any notice shall prepay all transmission charges. Any notice personally delivered or given by mail shall be deemed effective upon receipt. Transmission by a recognized courier service shall be deemed personal delivery and any notice so delivered shall be deemed received at the time of delivery confirmed by the courier service. Any notice sent by facsimile transmission shall be deemed received upon confirmation of transmission by the sender's facsimile machine. Notices given by a Holder shall be addressed to the Company at 406 West Main Street, Abingdon, Virginia, 24212, Attention: Chief Financial Officer, fax: (276) 628-3116. Notices given by the Company to the Holder shall be addressed to the Holder at the address for notice specified in the Internal Restructuring Agreement.

            (c) EXERCISE OF RIGHTS. No delay on the part of the Holder in the exercise of any power or right under this Note shall operate as a waiver thereof.

            (d) WAIVERS. The Company waives presentment, demand for payment, notice of dishonor, protest, notice of protest, and all other notices of any kind with respect to this Note. The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the fullest extent permitted by law.

            (e) SEVERABILITY. If any term of this Note is, to any extent, invalid or unenforceable, the remainder of this Note shall not be affected thereby, and this Note shall be construed as if such invalid or unenforceable provision had never been contained herein.

            (f) LOSS OR THEFT OF NOTE. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of this Note, and, if requested by the Company, a reasonable indemnification by the Holder, the Company shall make and deliver without expense to the Holder a new Note, of like tenor and issue, in lieu of the lost, stolen, destroyed or mutilated Note.

            (g) AMENDMENT. The Notes may not be amended except by an instrument in writing referring to this Note signed by the Company and the Holder.
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      IN WITNESS WHEREOF, this Note is executed and delivered the day and year first above written.

                                          COMPANY:

                                          ALPHA NATURAL RESOURCES, INC.,
                                          a Delaware corporation

                                          By:
                                              ---------------------------------
                                          Name:
                                          Title:


      [Signature Page for Promissory Note originally issued to [________]]